Exhibit 10.15

M-B Companies, Inc. Airport Maintenance Equipment Division 201 MB Lane I Chilton, WI 53014, USA Phone: +1 800 558 5800 www.m-bco.com

Barend Fruithof Group CEO Direct: +41 794 078 602 barend.fruithof@aebi-schmidt.com

Steffen Schewerda [REDACTED]
[REDACTED]	Zurich, November 18, 2024

Dear Steffen,

As an update to your employment as CEO North America and a member of the Aebi Schmidt Executive Board, we are adding a 6-month prerequisite notice period should you decide to leave your position.

Effective Date: November 18, 2024

Compensation:

●	Base Salary: You will continue to receive a base salary of $400,000.00 USD on an annualized basis.

●	Bonus: You will continue to be eligible to receive an annual bonus in the Aebi Schmidt Performance Multiple Plan of $200,000. The actual bonus payout is based on the achievement of pre-determined targets developed by you and your manager and the overall performance of Aebi Schmidt Group. The “Regulation on short-term variable remuneration in the Aebi Schmidt Group (bonus) - Performance Multiple” applies.

Notice Period: A minimum of six (6) months’ notice is required should you decide to leave your position.

If you have questions about the position or any item detailed here, please feel free to contact Kina Perez at 608-329-8301 or kina.perez@aebi-schmidt.com.

Best regards,

/s/ Barend Fruithof	/s/ Thomas Schenkirsch
Barend Fruithof	Thomas Schenkirsch
Group CEO	Head Group Strategic Development

I, Steffen Schewerda, accept the terms as outlined in this offer of employment.

Printed Name

/s/ Steffen Schewerda	November 18, 2024
Signature	Date